UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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TEGNA INC.

(Exact name of registrant as specified in its charter)

STANDARD GENERAL L.P.
STANDARD GENERAL MASTER FUND L.P.
SOOHYUNG KIM
COLLEEN B. BROWN
CARLOS P. SALAS

ELIZABETH A. TUMULTY
STEPHEN USHER
DAVID GLAZEK

DANIEL MALMAN
AMIT THAKRAR

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Standard General L.P., together with the other participants named herein, on April 1, 2021, filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2021 annual meeting of shareholders of TEGNA.

On April 21, 2021, Standard General issued the following press release:

THE CHANGE TEGNA NEEDS – STANDARD GENERAL CALLS FOR IMMEDIATE ACTION TO HOLD TEGNA’S BOARD ACCOUNTABLE FOR LONG STANDING GOVERNANCE FAILURES

Standard General’s three exceptional, diverse and independent nominees on the WHITE proxy card will bring a commitment to transparency and proper stewardship.

NEW YORK, April 21, 2021 – Standard General L.P., the largest equityholder of TEGNA Inc. (“TEGNA” or the “Company”) (NYSE: TGNA), today released an open letter to TEGNA shareholders.

April 21, 2021

To Our Fellow TEGNA Shareholders,

We would like to respond to TEGNA’s rebuttal presentation published on April 15, 2021. The presentation is deeply flawed and is premised on a fundamental mischaracterization:

TEGNA uses the wrong peer group.

TEGNA is a pure-play television broadcaster. TEGNA’s presentation benchmarks itself to media companies Meredith and Scripps, which have significant non-television assets. Meredith derives most of its revenue from its magazine/newspaper business and only 27% of revenue from its comparable television broadcasting business. Similarly, Scripps has a significant national media business, which includes Triton (SaaS business model), Newsy (national news network), and Katz (operator of multicast networks).

TEGNA should instead compare itself to Nexstar and Gray, which are pure-play television broadcasters. When comparing TEGNA to the right peer group, its underperformance is apparent. TEGNA’s margins continue to significantly lag its peers, and have declined over the last few years, all while its peers have seen an increase. TEGNA’s operational underperformance versus its peers’ is commensurate with its share price underperformance.

The obfuscation of facts and gaslighting of shareholders is something the TEGNA management team has done previously, and continues to do. This is concerning in itself, but begs the bigger question:

Why does the Board allow this to happen?

Not one member of the Board has direct experience in local television broadcasting. While this is a problem in itself, it also highlights entrenchment amongst its management team and long-standing Board members. Mr. Lougee has been head of TEGNA’s broadcasting assets since 2007. The two other directors we are looking to replace this year, Mr. Shapiro and Mr. Elias, are the two longest serving directors, and joined the Board in 2007 and 2008, respectfully. Since 2007, TEGNA (and its predecessor Gannett) has seen its equity value decrease and its great assets flounder. During this time the Company’s true peers, Nexstar and Gray, experienced 25x and 5x respective increases in their equity value.

Poor governance leads to poor results.

We only need to look at CEO compensation to understand the level of entrenchment and poor governance that exists at TEGNA. During the pandemic and amidst social unrest that occurred last year, demand for local news skyrocketed. Americans relied on TEGNA’s essential workers to provide them with critical local news. 2020 was a difficult year. TEGNA’s share price declined by 15% and TEGNA responded by putting all of its workers through a rotation of unpaid furlough. At the same time, the CEO’s compensation package increased by 16% to a record level.

Instead of providing transparency regarding Mr. Lougee’s compensation increase, TEGNA claimed Mr. Lougee’s “cash compensation decreased by 5%”. But, the Board actually made Mr. Lougee whole (and then some) by increasing his stock awards by 32%. Did the Board also consider making its furloughed employees whole?

TEGNA continues to try to distract shareholders and refuses to focus on pertinent issues.

Over the last few months, issues of discrimination and racial insensitivity have come to light, including an incident of racial insensitivity involving CEO Dave Lougee. Mr. Lougee finally admitted to his actions and the Board concluded a “review” of the matter in just a few days – without even reaching out to the wronged party. According to media reports, TEGNA Board member Neal Shapiro also recently faced his own racial insensitivity issues as CEO of WNET and his employees are calling for him to resign.

It is shocking that TEGNA’s Board was willing to spend $29 million trying to disparage its largest shareholder, but decided to forgo a comprehensive investigation into its own significant DE&I incidents.

The Board at TEGNA has overseen years of discrimination and prejudice at multiple levels of the Company including at the Board, management and station-level. After receiving multiple correspondences related to acts of widespread discrimination at the Company, we have requested records related to what TEGNA has done to address discrimination. The Company has refused to provide us with information on these detailed allegations and, for the little information they have offered, they have asked us to sign a non-disclosure agreement.

The one statement we can agree on in TEGNA’s April 15 investor presentation is its acknowledgement that TEGNA “has work to do.”

Change is necessary.

We ask that you withhold votes from TEGNA’s three long-serving directors and instead vote for nominees on the WHITE card.

Sincerely,

Soohyung Kim

Founding Partner

Standard General L.P.

Forward-looking Statements

All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are "forward-looking statements," which are not guarantees of future performance or results, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation as to future results. Standard General L.P. disclaims any obligation to update the information herein except as may be required by law and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Standard General L.P. has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Standard General L.P., together with the other participants named therein, has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of shareholders of TEGNA Inc., a Delaware corporation (the "Company").

STANDARD GENERAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR: OKAPI PARTNERS LLC, BRUCE GOLDFARB / JASON ALEXANDER / PAT MCHUGH, 212-297-0720, INFO@OKAPIPARTNERS.COM